Exhibit 99.1

NVIDIA REPORTS RECORD REVENUE FOR THE FIRST QUARTER OF FISCAL YEAR 2007
Company Achieves Record Gross Margin; Net Income Increases 41 Percent Year-Over-Year

SANTA CLARA, CA—May 11, 2006—NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the first quarter of fiscal 2007 ended April 30, 2006.

For the first quarter of fiscal 2007, revenue increased to a record $681.8 million, compared to $583.8 million for the first quarter of fiscal 2006, an increase of 17 percent.  Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2007 was $90.7 million, or $0.23 per diluted share, compared to GAAP net income of $64.4 million, or $0.18 per diluted share, for the first quarter of fiscal 2006.

GAAP net income for the first quarter of fiscal 2007 includes stock-based compensation expense of $23.0 million as a result of the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), during the quarter.

Non-GAAP net income for the first quarter of 2007, which excludes SFAS 123R stock-based compensation and related tax differences, was $111.1 million, or $0.29 per diluted share.

All share numbers and per share amounts set forth in this release and the accompanying unaudited financial statements have been adjusted to reflect the Company’s two-for-one stock split effected April 6, 2006 through the payment of stock dividends to the holders of record on March 17, 2006.

“We experienced growth in each of our businesses - GPU, MCP, handheld GPU, and consumer electronics - resulting in record revenue for the first quarter,” stated Jen-Hsun Huang, president and CEO of NVIDIA. “We also entered multiple new product cycles during the quarter, continuing our leadership in each of the markets we serve. As we move further into the new fiscal year, the growth drivers we outlined at our Analyst Day in March, which include the adoption of Microsoft Vista, high-definition video, and the launch of the Sony PlayStation3, will continue to accelerate and give us the opportunity for another strong year of growth.”

First Quarter Fiscal 2007 Highlights:

•
Non-GAAP gross margin reached a Company high of 42.5 percent, an increase of 230 basis points sequentially from the fourth quarter fiscal 2006, and 650 basis points year-over-year. GAAP gross margin was 42.4 percent for the first quarter of fiscal 2007.

•	NVIDIA shipped eight new GeForce® 7 Series GPUs for desktop and notebook PCs, and now offers a complete top-to-bottom family of GeForce 7 GPUs.
•
NVDIA grew share in the Performance DX9 and Combined DX9 desktop GPU segments from 79 percent to 83 percent and from 57 percent to 60 percent, respectively, from the fourth quarter of calendar 2005 to the first quarter of calendar 2006 as reported in Mercury Research’s First Quarter PC Graphics Report 2006.

•
The NVIDIA nForce® MCP product line achieved record revenue for its seventh consecutive quarter. NVIDIA nForce MCPs increased their share of the AMD64 segment from 35 percent to 42 percent from the fourth quarter of calendar 2005 to the first quarter of calendar 2006 as reported in Mercury Research’s First Quarter Worldwide Chipset Report 2006.

•
NVIDIA continued to advance its leadership position in multi-GPU technology. The Company shipped its first Quad SLI™ system for desktop PCs as well as the GeForce Go 7800 GTX notebook GPU featuring SLI technology for notebook PCs.

•	NVIDIA demonstrated the world’s first GPU-powered game physics solution at the Game Developer’s Conference with Havok, the game industry’s leading supplier of cross-platform physics engine middleware.
•
NVIDIA shipped its first integrated graphics processor (IGP) core-logic solution for AMD-based notebook PCs - the GeForce Go 6100 GPU and NVIDIA nForce Go 430 MCP. This core logic solution is the industry’s first high-definition IGP to provide hardware accelerated H.264 high-definition video playback.

•
The Professional Solutions Group introduced 11 new desktop and notebook workstation solutions, designed to improve workstation graphics performance and representing the most extensive line of commercial off-the-shelf professional graphics solutions in the industry.

•
NVIDIA and Intel announced a collaboration to bring high-performance 3D gaming and multimedia platform to handheld devices. The collaboration combines the NVIDIA GoForce® family of handheld GPUs with Intel’s newest processor family, codenamed Monahans, which is based on the third-generation Intel XScale architecture, to deliver a powerful development platform to content developers.

•	NVIDIA completed its acquisition of ULi Electronics, Inc., a leading developer of core logic technology.
•	NVIDIA acquired Hybrid Graphics Ltd., a leading developer of embedded 2D and 3D graphics software for handheld devices.

NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2007 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (706) 679-0543. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site http://nvidia.com/ir and at http://www.streetevents.com. A replay of the conference call will be available via telephone by calling 800-642-1687 (or 706-645-9291), passcode 8372204, until May 18, 2006. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its second quarter fiscal 2007.

Non-GAAP Measures
To supplement the Company’s Consolidated Statements of Income presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP basic and diluted net income per share, and other non-GAAP line items from the Consolidated Statements of Income, including cost of revenue information, gross profit, gross margin, operating expenses (including research and development, and sales, general and administrative expenses) and income tax expense. In order for our investors to be better able to compare our current results with those of previous periods that did not include SFAS 123R, we have shown a non-GAAP presentation of our Consolidated Statements of Income as reconciled against the GAAP presentation. Our non-GAAP results adjust our GAAP results to exclude SFAS 123R stock-based compensation and related tax differences. We believe the presentation of our non-GAAP results enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial results is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, our growth, growth drivers, including Microsoft Vista, high-definition video and Sony PlayStation3, and our market leadership are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, difficulties in the development of new and enhanced products, delays in ramping new products into production, market or customer acceptance of a competitor’s product in place or ours, further delay in the release of Microsoft Vista or Sony PlayStation 3, manufacturing and other delays, the impact of technological development and competition, general industry trends including cyclical trends in the PC, handheld, consumer electronics and semiconductor industries, manufacturing costs and the pricing of components, the impact of competitive products and pricing alternatives, changes in industry standards and interfaces, and other risks detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended January 29, 2006. These forward-looking statements speak only as of the date of this release. NVIDIA disclaims any obligation to update these forward-looking statements.

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Copyright © 2006 NVIDIA Corporation.  All rights reserved.  All company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,	May 1,
	2006	2005

Revenue	$681,807	$583,846

Cost of revenue (A)	393,050	373,693

Gross profit	288,757	210,153

Operating expenses:
Research and development (A)	122,404	85,913
Sales, general and administrative (A)	65,668	48,058

Total operating expenses	188,072	133,971

Operating income	100,685	76,182

Interest and other income, net	8,563	4,373

Income before income tax expense	109,248	80,555

Income tax expense (B)	18,572	16,111

Net income	$90,676	$64,444

Basic net income per share	$0.26	$0.19

Diluted net income per share	$0.23	$0.18

Shares used in basic per share computation (C)	347,937	337,294

Shares used in diluted per share computation (C)	390,370	360,984

(A) Results for the three months ended April 30, 2006 include stock-based compensation expense as follows:
Cost of revenue	$ 1,143
Research and development	13,628
Sales, general and administrative	8,278
Total stock-based compensation expense	$ 23,049

(B) The effective income tax rate was 17% and 20% for the three months ended April 30, 2006 and May 1, 2005, respectively.
(C) Reflects a two-for-one stock split effective on April 6, 2006.

NVIDIA CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
Excluding Stock-Based Compensation Expense
(In thousands, except per share data)
(Unaudited)

	Three Months Ended							Three Months Ended
	April 30, 2006							May 1, 2005
	Reported	Non-GAAP Entries			Non-GAAP			Reported

Revenue	$681,807	$-			$681,807			$583,846

Cost of revenue	393,050	(1,143)	(A	)	391,907			373,693

Gross profit	288,757	1,143			289,900			210,153

Operating expenses:
Research and development	122,404	(13,628)	(A	)	108,776			85,913
Sales, general and administrative	65,668	(8,278)	(A	)	57,390			48,058

Total operating expenses	188,072	(21,906)			166,166			133,971

Operating income	100,685	23,049			123,734			76,182

Interest and other income, net	8,563	-			8,563			4,373

Income before income tax expense	109,248	23,049			132,297			80,555

Income tax expense	18,572	2,596	(B	)	21,168			16,111

Net income	$90,676	$20,453			$111,129			$64,444

Basic net income per share	$0.26				$0.32			$0.19

Diluted net income per share	$0.23				$0.29			$0.18

Shares used in basic per share computation (C)	347,937	-			347,937			337,294

Shares used in diluted per share computation (C)	390,370	(6,665)			383,705	(D	)	360,984

(A) SFAS 123R stock-based compensation expense
(B) Income tax expense impact of non-GAAP entries
(C) Reflects a two-for-one stock split effective on April 6, 2006.
(D) Excludes 6,665 shares to adjust diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	January 29,
	2006	2006
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$955,053	$950,174
Accounts receivable, net	391,270	318,186
Inventories	346,366	254,792
Prepaid expenses and other current assets	28,545	24,387
Deferred income taxes	1,393	1,393

Total current assets	1,722,627	1,548,932

Property and equipment, net	180,206	178,152
Deposits and other assets	31,028	27,477
Goodwill	204,603	145,317
Intangible assets, net	22,989	15,421

Total assets	$2,161,453	$1,915,299

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$298,147	$179,395
Accrued liabilities	236,239	259,264

Total current liabilities	534,386	438,659

Deferred income tax liabilities	8,260	8,260
Other long-term liabilities	10,156	10,624

Stockholders' equity	1,608,651	1,457,756

Total liabilities and stockholders' equity	$2,161,453	$1,915,299